Exhibit (h)(v)

ANNEX A

To the Transfer Agency and Service Agreement, as amended,

by and between

SPDR® Series Trust and State Street Bank and Trust Company

Trading
ETF	Symbol
SPDR Portfolio Total Stock Market ETF	SPTM
SPDR Portfolio Large Cap ETF	SPLG
SPDR Portfolio S&P 500 Growth ETF	SPYG
SPDR Portfolio S&P 500 Value ETF	SPYV
SPDR Portfolio Mid Cap ETF	SPMD
SPDR S&P 400 Mid Cap Growth ETF	MDYG
SPDR S&P 400 Mid Cap Value ETF	MDYV
SPDR S&P 600 Small Cap ETF	SLY
SPDR S&P 600 Small Cap Growth ETF	SLYG
SPDR S&P 600 Small Cap Value ETF	SLYV
SPDR Global Dow ETF	DGT
SPDR Dow Jones REIT ETF	RWR
SPDR S&P Bank ETF	KBE
SPDR S&P Capital Markets ETF	KCE
SPDR S&P Insurance ETF	KIE
SPDR NYSE Technology ETF	XNTK
SPDR S&P Dividend ETF	SDY
SPDR S&P Aerospace & Defense ETF	XAR
SPDR S&P Biotech ETF	XBI
SPDR S&P Health Care Equipment ETF	XHE
SPDR S&P Health Care Services ETF	XHS
SPDR S&P Homebuilders ETF	XHB
SPDR S&P Metals & Mining ETF	XME
SPDR S&P Oil & Gas Equipment & Services ETF	XES
SPDR S&P Oil & Gas Exploration & Production ETF	XOP
SPDR S&P Pharmaceuticals ETF	XPH
SPDR S&P Retail ETF	XRT
SPDR S&P Semiconductor ETF	XSD
SPDR S&P Software & Services ETF	XSW
SPDR S&P Telecom ETF	XTL
SPDR S&P Transportation ETF	XTN
SPDR S&P Regional Banking ETF	KRE
SPDR Bloomberg Barclays 1-3 Month T-Bill ETF	BIL
SPDR Bloomberg Barclays Intermediate Term Treasury ETF	ITE
SPDR Portfolio Long Term Treasury ETF	SPTL
SPDR Bloomberg Barclays TIPS ETF	IPE
SPDR Portfolio Aggregate Bond ETF	SPAB
SPDR Nuveen Bloomberg Barclays Municipal Bond ETF	TFI
SPDR Bloomberg Barclays International Treasury Bond ETF	BWX

SPDR Nuveen Bloomberg Barclays Short Term Municipal Bond ETF	SHM
SPDR Bloomberg Barclays High Yield Bond ETF	JNK
SPDR FTSE International Government Inflation-Protected Bond ETF	WIP
SPDR Bloomberg Barclays Short Term International Treasury Bond ETF	BWZ
SPDR Portfolio Intermediate Term Corporate Bond ETF	SPIB
SPDR Portfolio Long Term Corporate Bond ETF	SPLB
SPDR Bloomberg Barclays Convertible Securities ETF	CWB
SPDR Bloomberg Barclays Mortgage Backed Bond ETF	MBG
SPDR Wells Fargo Preferred Stock ETF	PSK
SPDR Portfolio Short Term Corporate Bond ETF	SPSB
SPDR Bloomberg Barclays International Corporate Bond ETF	IBND
SPDR Bloomberg Barclays Emerging Markets Local Bond ETF	EBND
SPDR Bloomberg Barclays Corporate Bond ETF	CBND
SPDR Nuveen S&P High Yield Municipal Bond ETF	HYMB
SPDR Portfolio Short Term Treasury ETF	SPTS
SPDR Bloomberg Barclays Investment Grade Floating Rate ETF	FLRN
SPDR Bloomberg Barclays Short Term High Yield Bond ETF	SJNK
SPDR ICE BofAML Crossover Corporate Bond ETF	XOVR
SPDR S&P 1500 Value Tilt ETF	VLU
SPDR S&P 1500 Momentum Tilt ETF	MMTM
SPDR SSGA US Large Cap Low Volatility Index ETF	LGLV
SPDR SSGA US Small Cap Low Volatility Index ETF	SMLV
SPDR Bloomberg Barclays 1-10 Year TIPS ETF	TIPX
SPDR Portfolio Small Cap ETF	SPSM
SPDR S&P 500 Buyback ETF	SPYB
SPDR MSCI USA StrategicFactors ETF	QUS
SPDR Portfolio S&P 500 High Dividend ETF	SPYD
SPDR S&P 500 Fossil Fuel Reserves Free ETF	SPYX
SPDR Russell 1000 Yield Focus ETF	ONEY
SPDR Russell 1000 Momentum Focus ETF	ONEO
SPDR Russell 1000 Low Volatility Focus ETF	ONEV
SPDR FactSet Innovative Technology ETF	XITK
SPDR SSGA Gender Diversity Index ETF	SHE
SPDR Dorsey Wright Fixed Income Allocation ETF	DWFI
SPDR S&P Technology Hardware ETF	XTH
SPDR S&P Internet ETF	XWEB
SPDR Kensho Intelligent Structures ETF	XKII
SPDR Kensho Smart Mobility ETF	XKST
SPDR Kensho Future Security ETF	XKFS

Dated: July 31, 2018

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